Universal Fog, Inc.

Financial Statements

For the Three Months Ended March 31, 2005

UNIVERSAL FOG, INC.

BALANCE SHEET

MARCH 31, 2005

ASSETS

Unaudited 2005

Current Assets:

Cash	$16,106
Accounts Receivable, net of allowance
for doubtful accounts of $22,848	41,275
Inventory	82,810

Employee advance	2,500

Total Current Assets	142,691

Property and equipment, net of accumulated
depreciation of $101,234	434,859

$577,550

The accompanying notes are an integral part of the financial statements.

UNIVERSAL FOG, INC.

BALANCE SHEET

March 31, 2005

Liabilities and Stockholders’ Equity (Deficit)

Unaudited 2005

Current Liabilities:
Accounts Payable-trade	$40,899
Accrued Expenses	10,218
Advances from Stockholders	210,669
Note Payable	147,570

Total Current Liabilities	409,356

Stockholders’ equity (deficit):

Common stock, $.0001 par value,
100,000 shares authorized,
100,000 shares issued and outstanding	1,000

Accumulated Deficit	(108,610)

Total stockholders’ equity (deficit)	168,194

$577,550

The accompanying notes are an integral part of the financial statements.

UNIVERSAL FOG, INC.

STATEMENT OF OPERATIONS

FOR THE THREE MONTHS ENDED MARCH 31, 2005

Unaudited

Sales, net of returns	$102,264

Cost of Sales	30,769

Gross Profit	71,585

Operating Expenses:

Compensation Expense	47,809
Advertising & Marketing	860
General and administrative expenses	36,097

Total Operating Expenses	84,766

Net (Loss) from operations	$(13,181)

Interest Expense	2,809

Net Income (Loss) before income taxes	(16,080)

Provision for Income Taxes	0

Net Income (Loss)	$(16,080)

Net income (loss) per share:
Basic	$0.00
Diluted	$0.00

The accompanying notes are an integral part of the financial statements.

UNIVERSAL FOG, INC.

STATEMENT OF CASH FLOWS

FOR THE THREE MONTHS ENDED MARCH 31, 2005

Unaudited 2005

Cash flows from operating activities:

Net cash provided by operating activities	18,031

Cash flows from investing activities:

Net cash provided by (used in)
investing activities	(2,500)

Cash flows from financing activities:

Net cash provided by (used in)
financing activities	(3,788)

Net increase in cash	11,743

Cash at beginning of period	4,363

Cash at end of period	$16,106

The accompanying notes are an integral part of the financial statements.

UNIVERSAL FOG, INC.

STATEMENT OF CASH FLOWS

FOR THE THREE MONTHS ENDED MARCH 31, 2005

Supplemental Cash Flows Disclosures

Unaudited 2005

Interest paid	$2,899

Income taxes paid	$--

Non-Cash Investing and Financing Activities

Unaudited 2005

Contribution of property and equipment,
net of related note payable, as
additional paid in capital	$275,804

The accompanying notes are an integral part of the financial statements.

UNIVERSAL FOG, INC.

NOTES TO FINANCIAL STATEMENTS

1.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Business and operations

Universal Fog, Inc. was incorporated in the state of Arizona on July 11, 1996 and was the successor of the business known as Arizona Mist, Inc. which began in 1989.

The Company began manufacturing systems for outdoor cooling in Arizona and quickly expanded to distribute throughout the United States. As the Company grew, so did the need for more efficient, more effective, and higher quality commercial grade products.

All Universal Fog, Inc. high pressure fog systems are custom designed and manufactured for each specific application. We incorporate three different types of tubing in our systems enabling us to comply with nearly any design requirement. Our low profile 3/8” flexible nylon tubing utilizes our patented SLIP-LOK brass fittings allowing extreme versatility and easy installation. The use of 3/8” high-pressure nitrogenized copper is aesthetically very pleasing and enables us to conceal our mist lines behind walls, such as stucco, and meet certain building code requirements. In addition, we also produce systems using 3/8” stainless steel tubing, though copper systems are recommended, providing one of the most extensive product selections in the industry.

The concept is inherent in nature, such as water vapor, clouds, and fog, which manifest due to the earth’s environment. Universal Fog, Inc. high pressure fog systems can create the same environment where and when you want it. Using normal tap water and pressurizing it to 800 PSI with our high-pressure pump modules, we force water through a series of patented brass and stainless steel nozzles creating a micro-fine mist or “fog”. With droplets ranging in size from 4 – 40 microns, the fog flash evaporates, removing unwanted heat in the process. Temperature drops up to 400 are typical in situations where high heat and low humidity exist.

The concept of fog and its benefits have been in use for over 50 years. While most commonly known for cooling, fog can be used for a variety of applications.

Principles of consolidation and basis of presentation

The accompanying financial statements included the general accounts of the Company, an Arizona corporation All material intercompany transactions, accounts and balances have been eliminated in the consolidation.

Management estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Revenue recognition

The Company extends unsecured credit to its customers from the retail and wholesale sale of its products. All products are shipped F.O.B. the Company’s facilities. Typical credit policies may include a one-half of total cost deposit prior to shipping for domestic shipments and one hundred per cent payment prior to shipping for international shipments. Shipping and handling costs, which are separately billed to customers, are not material and are reflected in the accompanying consolidated financial statements along with revenues. The Company’s fog systems are custom designed and manufactured for each specific application on a project-by-project basis to the general public, construction contractors, agricultural and industrial users, and wholesale to approved distributors. Each system is either competitively bid of individually negotiated resulting in a fixed contractual sales price. Revenue is recognized after delivery and/or installation occurs and upon acceptance by the customer. In the rare instance where collection is not reasonably assured, revenue is not recognized until collection is reasonably assured.

We grant our customers the right to return products which they do not find satisfactory, or where installation problems, if any, occur. In the rare instance where we have an unsatisfactory installation, we complete whatever changes are necessary to satisfy the customer at our expense. Upon sale, we evaluate the need to record a provision for product return based on our historical experience, economic trends and changes in customer demand.

Accounts receivable and doubtful accounts

The Company’s accounts receivable are unsecured and generally represent sales on a net 30-day basis to customers located throughout the United States. With the exception for amounts reserved for doubtful collectibility, management believes it is not exposed to any significant credit risks affecting accounts receivable and that these accounts are fairly stated at estimated net realizable amounts. At March 31, 2005 accounts receivable are reflected in the accompanying financial statements net of an allowance for doubtful accounts totaling $22,848. The allowance represents management’s estimate of those receivables that might not be collectible based on the Company’s historical collection experience.

Inventory

Inventory consists primarily of raw materials used in the manufacture of misting products and finished goods held for resale. Inventory is stated at the lower of cost, determined using the first-in, first-out method, or net realizable value (market). At March 31, 2005, inventories are comprised of the following components.

Unaudited 2005

Raw materials	$37,322
Work in progress	28,182
Finished goods	17,306

$82,810

Property and equipment

Property and equipment, including that contributed by the Company’s majority stockholder as additional capital (Notes 4 and 6), is stated at cost less accumulated depreciation. Depreciation of property and equipment is being provided by the straight-line method over estimated useful lives of three years for computer equipment, five and seven years for vehicles, furniture and fixtures, and shop equipment and forty years for building and improvements. During the 3 months ended March 31, 2005, depreciation expense totaled $5,512. At March 31, 2005, property and equipment was comprised of the following.

Unaudited
2005

Land	$87,997
Building and improvements	337,091
Machinery and equipment	67,830
Transportation equipment	46,591
Furniture and fixtures	18,809
558,318
Less accumulated depreciation	(108,526)

$449,792

Goodwill and intangible assets

In June 2001, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 141, Business Combinations, and No. 142, Goodwill and Other Intangible Assets, effective for fiscal years beginning after June 15, 2001. Under the new standards, goodwill and intangible assets deemed to have indefinite lives will no longer be amortized but will be subject to annual impairment tests. Other intangible assets will continue to be amortized over their useful lives.

Impairment or disposal of long lived assets

The Company has adopted Statement of Financial Accounting Standards No. 144, Accounting for the Impairment or Disposal of Long Lived Assets. This Statement establishes accounting standards for the impairment of long-lived assets, certain identifiable intangibles and goodwill related to those assets to be held and used, and long-lived assets and certain identifiable intangibles to be disposed of. The Company periodically evaluates, using independent appraisals and projected undiscounted cash flows, the carrying value of its long-lived assets and certain identifiable intangibles to be held and used whenever changes in events or circumstances indicate that the carrying amount of assets may not be recoverable. In addition, long-lived assets and identifiable intangibles to be disposed of are reported at the lower of carrying value or fair value less cost to sell. During the three months ended March 31, 2005, the Company identified no impairment of its intangibles and recognized no losses on other long-lived assets related to its misting operations.

Income/loss per share

Basic income/loss per share amounts are computed by dividing the net income or loss by the weighted average number of common stock shares outstanding. Diluted income/loss per share amounts reflect the maximum dilution that would have resulted from the issuance of common stock through potentially dilutive securities. The Company does not have any convertible securities, outstanding options or warrants that could potentially dilute the earnings of its common stockholders. Diluted loss per share amounts are computed by dividing the net income/loss (the preferred shares do not contain dividend rights) by the weighted average number of common stock shares outstanding plus the assumed issuance of the convertible preferred stock. For three months ended March 31, 2005, basic income/loss per share amounts are based on 100,000 weighted-average number of common stock shares outstanding.

2.	CAPITAL STRUCTURE DISCLOSURES

The Company’s capital structure is complex and consists of a series of convertible preferred stock and a general class of common stock. The Company is authorized to issue 100,000 shares of stock with a par value per share of $.01, 100,000 of which have been designated as common shares.

Common stock

Each common stock share contains one voting right and contains the rights to dividends if and when declared by the Board of Directors.

Stock options, warrants and other rights

As of March 31, 2005, the Company had not adopted any employee stock option plans and no other stock options, warrants or other stock rights have been granted or issued.

3.	RISKS AND UNCERTAINTIES

The Company operates in a highly specialized industry. The concept is inherent in nature, such as water vapor, clouds and fog, which occur due to the earth’s environment. Universal Fog, Inc.’s high pressure fog systems can create the same environment where and when you want it. Using normal tap water and pressurizing it to 800 PSI with our high-pressure pump modules, we force water through a series of patented brass and stainless steel nozzles creating a micro-fine mist or “fog”. With droplets ranging in size from 4 – 40 microns, the fog flash evaporates, removing unwanted heat in the process. Temperature drops up to 400 Fahrenheit are typical in situations where high heat and low humidity exist.

The concept of fog and its benefits have been in use for over 50 years. While most commonly known for cooling, fog can be used for a variety of applications.

These products are marketed outside the United States, which subjects the Company to foreign currency fluctuation risks.

4.	BORROWINGS

The Company’s borrowings consist of a mortgage payable and interest bearing advances payable to a stockholder (Note 6).

The mortgage payable was assumed by the Company on January 3, 2005 when the land, office and manufacturing facilities were contributed to the Company as additional paid in capital by the Company’s majority stockholder (Notes 1 and 6). The mortgage payable bears interest at 8.4%, contains no restrictions or debt covenants and provides for monthly principal and interest payments of $1,443 through May 30, 2006 at which time the remaining principal and all accrued interest shall be due and payable. Also, at January 1, 2003, the Company owed another stockholder $153,064 from advances, net of repayments, made in prior years. During the three months ended March 31, 2005, the Company repaid $1,469of these advances. The advances were unsecured and payable with interest at 5.0% in monthly payments of $1,406 through March 2015.

5.	COMMITMENTS AND CONTINGENCIES

Leases

At December 31, 2004, the Company was not obligated under any capital or operating lease agreements.

Legal matters

The Company is subject to legal proceedings that arise in the ordinary course of business. There are currently no legal proceedings pending and management does not believe any will arise that will have a material adverse affect on the Company’s consolidated financial position, operating results or cash flows.

6.	RELATED PARTY TRANSACTIONS

Stockholders

On January 3, 2005, the Company’s majority stockholder contributed as additional paid in capital the land, office and manufacturing facilities located at 1808 South First Avenue, Phoenix, Arizona to the Company. Because this transaction is one between entities under common control, these facilities were recorded into the Company’s books and records at the stockholder’s historical cost of $401,117. These facilities are security for a note payable (Note 4), which was also transferred to and assumed by the Company, in the amount of $150,555 resulting in a net amount of contributed capital of $250,562.

At January 1, 2003, the Company owed its majority stockholder $104,247 from advances, net of repayments, made in prior years. During the three months ended March 31, 2005 additional advances of $4,647 were made and $6,643 of advances were repaid. The advances are unsecured, non-interest bearing and due upon demand as funds are available.

Also, at January 1, 2003, the Company owed another stockholder $153,064 from advances, net of repayments, made in prior years. During the three months ended March 31, 2005, the Company repaid $1,792 of these advances. The advances were unsecured and payable with interest at 5.0% in monthly payments of $1,406 through March 2015